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                                                                    Exhibit 4.22







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                                WARRANT AGREEMENT
                                       OF
                           NATIONAL RECORD MART, INC.
                             A DELAWARE CORPORATION

                                 400,000 SHARES

                           Dated as of April 16, 1998

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                          COMMON STOCK PURCHASE WARRANT


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         WARRANT AGREEMENT dated as of April 16, 1998, between National Record
Mart, Inc., A Delaware corporation (the "Company"), the Company as Warrant Agent, Robert Fleming Inc., a Delaware corporation ("Fleming"), and Seneca Capital L.P., a Delaware limited partnership ("Seneca" and with Fleming as the "Holders")

         WHEREAS, pursuant to that certain Senior Subordinated Secured Note Purchase Agreement of even date herewith, by and between the Company, Fleming and the Guarantors referred to therein (the "Secured Note Purchase Agreement"), Fleming has purchased the Company's 11.75% Senior Subordinated Secured Notes (the "Secured Notes") and is to receive warrants to acquire 200,000 shares of the Company's common stock;

         WHEREAS, pursuant to that certain Senior Subordinated Note Purchase Agreement of even date herewith, by and between the Company, Fleming, Seneca and the Guarantors referred to therein (the "Unsecured Note Purchase Agreement"), the Holders have purchased the Company's 11.75% Senior Subordinated Notes (the "Unsecured Notes") and is to receive warrants to acquire 200,000 shares of the Company's common stock;


         WHEREAS, the Company proposes to issue at the closing (the "Closing") of both the Secured Note Purchase Agreement and the Unsecured Note Purchase Agreement the common stock purchase warrants as hereinafter described (the "Warrants") exercisable to purchase an aggregate of 400,000 shares of its common stock, $0.01 par value ("Common Stock") (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in favor of the Holders.

         NOW THEREFORE, in consideration of the benefits and services provided to the Company by the Holders, and for the purpose of defining the terms and provisions of all of the Warrants and the respective rights and obligations thereunder of the Company and the Holders, the Company and the Holders hereby agree as follows:


         SECTION  1. TRANSFERABILITY AND FORM OF THE WARRANTS.

                  A. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Company at 507 Forest Avenue, Carnegie, PA 15106 (the "Warrant Register"). The Company shall be entitled to treat the Holders of the Warrants as the owners in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any Company registration or transfer of the Warrants which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its anticipation therein amounts to bad faith.



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                  B. TRANSFER RESTRICTIONS. The Warrants are freely
transferable, subject to applicable securities laws restrictions. The holder of any Warrants so transferred shall continue to be bound by this Agreement. Notwithstanding the foregoing, the Holders shall be restricted from selling the Warrants in a public sale for six months following the Closing.

                  C. TRANSFER-GENERAL. Subject to the terms hereof, the Warrants shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof duly endorsed by a Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. Upon any registration of transfer, the Company shall countersign and deliver new Warrants to the Persons entitled thereto. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

                  D. NOTICES OF CORPORATE ACTIONS. In the event of: (a) any taking by the Company of a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person; (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (d) any amendment of the certificate of incorporation of the Company, the Company shall mail to each Holder in accordance with the provisions of Section 12 hereof a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and
(ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. In the event that the Company at any time sends any notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder.



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                  E. FORM OF THE WARRANTS. The text of the Warrants and of the form of election to purchase Warrant Shares (the "Purchase Form") shall be substantially as set forth in Exhibit A attached hereto. The Exercise Price (as defined in and determined in accordance with the provisions of Sections 2 and 6 hereof) and the number of Warrant Shares issuable upon exercise of a Warrant is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. Each Warrant shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, President, Chief Financial Officer, or one of its Vice Presidents, and attested by its Secretary or an Assistant Secretary.

                  The Warrants shall be dated as of the date of countersignature thereof by the Company either upon initial issuance or upon transfer.

         SECTION  2. TERMS OF THE WARRANTS; EXERCISE OF THE WARRANTS; EXERCISE
                     PRICE, ETC.

                  A. TERM OF THE WARRANTS/VESTING. Subject to the terms of this Agreement, the Holder shall have the right, which may be exercised from time to time commencing on the date six months from the Closing until a date five (5) years from the Closing, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrant. The Warrant shall immediately vest in full at Closing. If the last day for the exercise of the Warrant shall not be a business day, then the Warrant may be exercised on the next succeeding business day.

                  B. EXERCISE OF THE WARRANTS. The Warrants may be exercised upon surrender to the Company, at its principal office, of the certificate evidencing the particular Warrant to be exercised, together with the Purchase Form on the reverse thereof duly completed and executed, and upon payment to the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrant is then exercised. Upon partial exercise, a Warrant certificate for the unexercised portion shall be delivered to the Holder. Payment of the aggregate Exercise Price shall be made as provided in Section 2.3 below.

                  Subject to Section 3 hereof, upon such surrender of a Warrant, a completed Purchase Form, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the particular Warrant; provided, that any partial exercise of a Warrant shall be for a whole number of Warrant Shares; and provided, further that upon the full exercise of any then outstanding Warrants held by a Holder, the Company shall be permitted to make a cash payment to such Holder in lieu of any fractional Warrant Shares otherwise issuable. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of




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the particular Warrant, completed Purchase Form, and payment of the Exercise
Price, as aforesaid; provided, however, that if, at the date of surrender of the particular Warrant, completed Purchase Form, and payment of such Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of the particular Warrant shall be closed, the certificates for the Warrant Shares in respect of which the particular Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

                  C. PAYMENT OF THE EXERCISE PRICE. Payment of the Exercise Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of cash, or a certified or official bank check in the amount of such Exercise Price, (ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of the particular Warrant with an aggregate Fair Value (as defined in Section 7 hereof) equal to such Exercise Price (the "Net Exercise Option"), (iii) by surrender to the Company of Secured Notes or Unsecured Notes in principal amount plus accrued interest equal to the applicable Exercise Price, or (iv) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Exercise Price, or any combination of foregoing. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause
(ii) or (iv) above where the number of shares whose Fair Value is equal to the Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded down to the nearest whole share.

                  D. COMPLIANCE WITH GOVERNMENT REGULATIONS. Holder acknowledges that none of the Warrants or Warrant Shares has been registered under the Act, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement. The Warrants and Warrant Shares will bear a legend to the following effect:

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES OR THE SECURITIES UNDERLYING THESE SECURITIES CAN BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.



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                  E. EXERCISE PRICE. The price per share at which Warrant Shares shall be purchasable upon exercise of the Warrant (the "Exercise Price") shall be $0.01 per share, subject to adjustment pursuant to Section 6 hereof.

         SECTION 3. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants and Warrant Shares upon the exercise of any of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of the Warrants or certificates for Warrant Shares in a name other than that of the Holder of the particular Warrant.

         SECTION 4. MUTILATED OR MISSING WARRANTS. In case the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the particular Warrant certificate and indemnity or bond, if requested, also reasonably satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION  5. RESERVATION OF WARRANT SHARES.

                  A. RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be and are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights in any third party and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent and any subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 8 of this Agreement. The Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder.



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The particular Warrant surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company.

                  B. CANCELLATION OF THE WARRANTS. In the event the Company shall purchase a Warrant, or otherwise acquire any of the Warrants, the particular Warrant shall be canceled and retired.

         SECTION 6. ADJUSTMENT OF THE EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

                  6.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (b) subdivide its shares of Common Stock outstanding into a larger number of shares of such Common Stock, or

                  (c) combine its shares of Common Stock outstanding into a smaller number of shares of such Common Stock,

then the number of Warrant Shares shall be adjusted so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto, and the Exercise Price of the Warrant shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which is equal to the number of Warrant Shares purchasable immediately thereafter, and thereafter the provisions of this Warrant Agreement shall apply with like effect to such additional or reclassified shares.

                  6.2 RIGHTS OFFERINGS, OFFERINGS OF COMMON STOCK, AND OTHER DISTRIBUTIONS. If at any time the Company shall:

                  (a) issue rights, options, or warrants to all holders of its Common Stock in respect of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Value per share (as determined below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such



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rights, options or warrants, the Holders shall be entitled to subscribe for or purchase shares of Common Stock on the same terms and to the same extent as the other holders of Common Stock; provided, however, that the foregoing shall not apply to any grant of options to purchase Common Stock at an exercise price not less than Fair Value per share directed to the Company's employees, officers, or directors pursuant to a plan approved by the Company's board of directors or its shareholders;

                  (b) issue shares of Common Stock, Stock Purchase Rights or Convertible Securities, for a price per share of Common Stock, in the case of issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon a conversion or exchange of such securities less than the Fair Value per share of Common Stock on the date the Company fixed the offering, conversion or exchange price of such additional shares, the Holders shall be entitled to participate to the same extent and on the same terms that the Holders would have been entitled to participate had the Warrants been exercised immediately prior thereto; or

                  (c) by dividend or otherwise, distribute to all holders of its Common Stock cash, evidences of indebtedness, shares of any class of capital stock or any other property or rights (including securities, but excluding (i) any dividend or distribution referred to in Section 6. 1, and (ii) any merger or consolidation or other transactions to which Section 6.3 applies), then, in such event, upon the exercise of the Warrant, the Holder shall receive from the Company, in addition to the shares of Common Stock to which the Holder is entitled, any cash, evidences of indebtedness, shares of any class of capital stock or any other property distributed by the Company with respect to the shares of Common Stock as to which the exercised Warrant pertains.

                  In the event of a distribution by the Company to holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Shares purchasable upon the exercise of any of the Warrants, the Holder of any of the Warrants, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised the particular Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6.

                  6.3 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

                  (a) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), Or sell, transfer or otherwise dispose of



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all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options, or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of the Warrants shall have the right thereafter to receive from the Company, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and other property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event.

                  (b) In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder. For purposes of this Section 6.4, it common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.4 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

                  6.4 ADDITIONAL WARRANTS IF STOCK IS RESTRICTED. If the Warrant Shares issuable upon exercise of the Warrants are not freely transferrable to the public on or after a date six months from the Closing pursuant the Registration Rights Agreement (i.e., restricted), for each month or portion thereafter that the Warrant Shares remain so restricted the Company shall provide the Holders with additional Warrants exercisable to purchase 20,000 Warrant Shares to be allocated pro rata among the Holders. The provisions of this Section 6.4 shall survive the exercise of the Warrants and the termination of this Agreement.

                  6.5 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 6:



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                  (A) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business in New York on the date of its occurrence.

                  (B) FRACTIONAL INTERESTS. In computing adjustments under this
Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (C) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 6 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (D) CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Section 6 above, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

                  (E) NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which the Warrants are exercisable or the Exercise Price shall be adjusted pursuant to this Section 6, the Company forthwith shall prepare a certificate to be executed by either the chief executive or chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which the Warrants are exercisable and (if such adjustment was made pursuant to Section 6.3) describing the number and kind of any other shares of stock or other property for which the Warrants are exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly deliver a signed copy of such certificate to the Holder in accordance with Section 12. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of any Warrants designated by a Holder thereof.

                  (F) INDEPENDENT APPLICATION. Except as otherwise provided herein, all subsections of this Section 6 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.


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         SECTION 7. DEFINITIONS.

                  AS used in this Warrant Agreement, the following terms shall have the following respective meanings:

                  ACT shall mean the Securities Act of 1933, as amended.

                  BUSINESS DAY shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York. Closing means the date of closing of the Note Purchase Agreement.

                  COMMON STOCK means the Common Stock of the Company, $0.01 par value per share, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 6.4 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 6.4 hereof.

                  CONVERTIBLE SECURITIES shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  CURRENT MARKET PRICE shall mean as of any specified date the average of the Daily Market Price of the Common Stock of the Company for the twenty (20) consecutive Trading Days immediately preceding such date. The "Daily Market Price" for each such Trading Day shall be the closing price of the Common Stock on the principal stock exchange or market on which such stock is actually traded.

                  FAIR VALUE MEANS, per share of Common Stock as of any specified date, (i) if the Common Stock is publicly traded on such date, the Current Market Price per share or (ii) if the Common Stock is not publicly traded on such date, the fair market value per share of Common Stock shall be agreed upon in good faith between the Holders and the Company.

                  OUTSTANDING shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued and



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outstanding shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof.

                  PERSON shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  PREEMPTIVE RIGHT means a right of a stockholder to preempt or to purchase before others a new issue of shares in proportion to one's present interest in the Company.

                  REGISTRATION RIGHTS AGREEMENT means that certain Registration Rights Agreement of even date herewith by and among the Company, Seneca and Fleming.

                  SECURED NOTE PURCHASE AGREEMENT shall have the meaning set forth in the recitals.

                  STOCK PURCHASE RIGHTS shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

                  TRADING DAY means any day that the principal stock exchange or market on which the securities of the Company are traded is open for trading.

                  UNSECURED NOTE PURCHASE AGREEMENT shall have the meaning set forth in the recitals.

         SECTION 8. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrant. If any fraction of a Warrant Shares would, except for the provisions of this Section 8, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall round up such share to an additional whole share of Common Stock.

         SECTION 9. NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDER. Nothing contained in either this Agreement or the Warrant shall be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.


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         SECTION 10. INSPECTION OF WARRANT AGREEMENT. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its principal office.

         SECTION 11. IDENTITY OF TRANSFER AND WARRANT AGENT. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or Warrant Agent, or any other shares of the Company's capital stock issuable upon the exercise of the Warrant, the Company will notify the Holder of the name and address of such subsequent transfer agent.

         SECTION 12. NOTICES. Any notice pursuant to this Agreement by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered to the Company at its office at 507 Forest Avenue, Carnegie, PA 15106.

                  Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party. Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holder shall be in writing and shall be mailed first class, postage prepaid, or delivered to the Holder at its address on the books of the Warrant Agent.

         SECTION 13. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, the Company agrees, jointly and severally to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Holders in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend), including any expenses incurred in any appeals, any rights under this Agreement or the Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Note Documents, or by reason of being a Holder of Warrants, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Note Documents. The Company will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder). The obligations of the Company under this
Section 13 will survive the enforcement, amendment or waiver of any provision of this Agreement or the Note Documents, and the termination of this Agreement and the Note Documents

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN

SUCH STATE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DONUCILE OR PRINCIPAL PLACE OF BUSINESS OF THE OBLIGORS OR THE HOLDERS, OBLIGORS HEREBY CONSENT AND AGREE THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE THE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OBLIGORS AND AGENT PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. OBLIGORS EXPRESSLY SUBNHT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND OBLIGORS HEREBY WAIVE ANY OBJECTION WHICH COMPANY MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON COVENANTS AND HEREBY CONSENT TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. OBLIGORS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAEL ADDRESSED TO THE OBLIGORS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETE UPON THE EARLIER OF THE OBLIGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAELS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         SECTION 15. WAIVER OF RIGHT TO TRIAL BY JURY. OBLIGORS AND HOLDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE OBLIGORS AND THE HOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, OBLIGORS AND HOLDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE OBLIGORS AND HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

OBLIGORS AND HOLDERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING TI-HS SECTION THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         SECTION 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 17. MERGER OR CONSOLIDATION OF THE COMPANY. So long as the Warrant remains outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         SECTION 18. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and a majority of the Holders (by number of shares). Either the Company or any Holder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Agreement shall not be construed as a waiver by any other party or of any subsequent breach.

         SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company and the Holder, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

         SECTION 20. AGREEMENT IN CONFIDENCE. This Agreement and its terms and the relationship between the Company and the Holder and its principals shall be kept confidential by the Holder and its affiliates and by Company and its affiliates and will not be disclosed by either of them except to the extent that as a matter of law it must be disclosed by either party in any document filed with any government agency or authority and available for public inspection or as may be required to be disclosed in connection with the Company's sale of its capital stock or assets or its merger, reorganization, consolidation or similar event.

         SECTION 21. INTERPRETATION. No provision of this Agreement or any of the other Note Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

         SECTION 22. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 23. CAPTIONS. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

         SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day, month and year first above written.

THE COMPANY AND
AS THE WARRANT AGRENT:

NATIONAL RECORD MART, INC.
a Delaware Corporation


By:     /s/ THERESA CARLISE
        ----------------------------
        Name: Theresa Carlise
        Title: CFO




THE HOLDERS:

As to the 200,000 Warrant Shares issued                       As to the 200,000 Warrant Shares issued
pursuant to the Secured Note Purchase                         pursuant to the Unsecured Note Purchase
Agreement:                                                    Agreement:


ROBERT FLEMING, INC.,                                         As to 101,333 Warrant Shares:
a Delaware corporation                                        ROBERT FLEMING INC.,
                                                              a Delaware Corporation



By:     /s/ PHILLIP SCHAFFER                                  By:      /s/ PHILLIP SCHAFFER
        -------------------------                                      -----------------------------
        Name: Phillip Schaffer                                         Name: Phillip Schaffer
        Title:                                                         Title:




                                                              As to 98,667 Warrant Shares:
                                                              SENECA CAPITAL L.P.
                                                              A Delaware limited partnership




                                                              By:      /s/ PHILLIP SCHAFFER
                                                                       -----------------------------
                                                                       Name: Phillip Schaffer
                                                                       Title:








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